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                                                                    EXHIBIT 10.1

                                                                       Exhibit A



        ATLAS COPCO NORTH AMERICA INC. (TO BE RENAMED RSC HOLDINGS INC.)
                              STOCK INCENTIVE PLAN

                                    Article I
                                     Purpose

     Atlas Copco North America Inc. (to be renamed RSC Holdings Inc.) has established this stock incentive plan to foster and promote its long-term financial success. Capitalized terms have the meaning given in Article XI.

                                   Article II
                               Powers of the Board

     Section 2.1 Power to Grant Awards. The Board shall select Employees to participate in the Plan. The Board shall also determine from time to time whether, and the terms under which, Eligible Directors (or classes or categories of Eligible Directors) may receive Director Share Awards. The Board shall determine the terms of each Award, consistent with the Plan. Notwithstanding the foregoing, the Compensation Committee of the Board may determine the specific number of Common Shares to be offered and/or Options to be granted to an individual Employee or Eligible Director, in each case otherwise consistent with the terms of the Plan.

     Section 2.2 Administration. The Board shall be responsible for the administration of the Plan. The Board may prescribe, amend and rescind rules and regulations relating to the administration of the Plan, provide for conditions and assurances it deems necessary or advisable to protect the interests of the Company and make all other determinations necessary or advisable for the administration and interpretation of the Plan. Any authority exercised by the Board under the Plan shall be exercised by the Board in its sole discretion. Determinations, interpretations or other actions made or taken by the Board under the Plan shall be final, binding and conclusive for all purposes and upon all persons.

     Section 2.3 Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in this Plan may be exercised and performed by any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities, and any

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determination, interpretation or other action taken by such committee shall have the same effect hereunder as if made or taken by the Board.

                                   Article III
                             Shares Subject to Plan

     Section 3.1 Number. The maximum number of shares of Common Shares that may be issued under the Plan or be subject to Awards may not exceed 154,693.70 shares. The shares of Common Shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Common Shares that are not reserved for any other purpose.

     Section 3.2 Canceled, Terminated or Forfeited Awards. If any Award or portion thereof is for any reason forfeited, canceled or otherwise terminated without exercise, the Common Shares subject to such Award or portion thereof shall again be available for grant under the Plan.

     Section 3.3 Adjustment in Capitalization. The number of Common Shares available for issuance under the Plan and the number, class, exercise price or other terms of any outstanding Award shall be adjusted by the Board to reflect any extraordinary dividend, stock dividend, stock split or share combination or any recapitalization, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Common Shares.

                                   Article IV
                                 Stock Purchase

     Section 4.1 Awards and Administration. The Board may offer and sell Common Shares to Participants at such time or times as it shall determine, the terms of which shall be set forth in a Subscription Agreement.

     Section 4.2 Minimum Purchase Price. Unless otherwise determined by the Board, the purchase price for any Common Shares to be offered and sold pursuant to this Article IV shall not be less than the Fair Market Value on the date of grant.

     Section 4.3 Payment. Unless otherwise determined by the Board, the purchase price with respect to any Common Shares offered and sold pursuant to this
Article IV shall be paid in cash or other readily available funds simultaneously with the closing of the purchase of such Common Shares.


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                                    Article V
                                Terms of Options

     Section 5.1 Grant of Options. The Board may grant Options to Participants at such time or times as it shall determine. Options granted pursuant to the Plan will not be "incentive stock options" as defined in the Code unless otherwise determined by the Board. Each Option granted to a Participant shall be evidenced by an Option Agreement that shall specify the number of Common Shares that may be purchased pursuant to such Option, the exercise price at which a Common Share may be purchased pursuant to such Option, the duration of such Option (not to exceed the tenth anniversary of the grant date), and such other terms as the Board shall determine.

     Section 5.2 Exercise Price. The exercise price per Common Share to be purchased upon exercise of an Option shall not be less than the Fair Market Value on the date such Option is granted.

     Section 5.3 Vesting and Exercise of Options. Options shall become vested or exercisable in accordance with the vesting schedule or upon the attainment of such performance criteria as shall be specified by the Board on or before the grant date. Unless otherwise determined by the Board or the Compensation Committee on or before the grant date, one fifth of the Options shall vest and become exercisable on each of the first, second, third, fourth and fifth anniversaries of the grant date. The Board or the Compensation Committee may accelerate the vesting or exercisability of any Option, all Options or any class of Options at any time and from time to time.

     Section 5.4 Payment. The Board shall establish procedures governing the exercise of Options, which procedures shall generally require that prior written notice of exercise be given and that the exercise price (together with any required withholding taxes or other similar taxes, charges or fees) be paid in full in cash, cash equivalents or other readily-available funds at the time of exercise. Notwithstanding the foregoing, on such terms as the Board may establish from time to time following a Public Offering (i) the Board may permit a Participant to tender any Common Shares such Participant has owned for at least six months and one day for all or a portion of the applicable exercise price or minimum required withholding taxes and (ii) the Board may authorize the Company to establish a broker-assisted exercise program. In connection with any Option exercise, the Company may require the Participant to furnish or execute such other documents as it shall reasonably deem necessary to (a) evidence such exercise, (b) determine whether registration is then required under the U.S. federal securities laws or similar non-U.S. laws or (c) comply with or satisfy the requirements of the U.S.


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federal securities laws, applicable state or non-U.S. securities laws or any other law. As a condition to the exercise of any Option before a Public Offering, a Participant shall enter into a Subscription Agreement.

                                   Article VI
                            Termination of Employment

     Section 6.1 Expiration of Options Following Termination of Employment. Unless otherwise determined by the Board on or before the grant date, if a Participant's employment with the Company and its Subsidiaries terminates, such Participant's Options shall be treated as follows:

          (a) any unvested Options shall terminate effective as of such termination of employment (determined without regard to any statutory or deemed or express contractual notice period); provided that if the Employee's employment with the Company is terminated in a Special Termination (i.e., by reason of the Employee's death or Disability), any unvested time-based Options held by the Employee shall immediately vest as of the effective date of such Special Termination;

          (b) except in the case of a termination for Cause, vested Options shall remain exercisable through the earliest of (i) the normal expiration date, (ii) 90 days after the Participant's termination of employment (determined without regard to any statutory or deemed or express contractual notice period), (iii) 180 days in the case of a Special Termination or a retirement at normal retirement age or later and (iv) any cancellation pursuant to Section 7.1; and

          (c) in the case of a termination for Cause, any and all Options held by such Participant (whether or not then vested or exercisable) shall terminate immediately upon such termination of employment.

     Section 6.2 Certain Rights upon Termination of Employment Prior to a Public Offering.

          (a) Repurchase Rights and Obligations. Each Subscription Agreement shall provide that the Company and the Investors shall have successive rights prior to a Public Offering to purchase all or any portion of a Participant's Common Shares upon any termination of employment (determined without regard to any statutory or deemed or express contractual notice period), at such time and at a purchase price per share


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     equal to the Fair Market Value as of the date specified in the Subscription
     Agreement or if the Participant's employment termination is a termination for Cause or the Participant has violated any restrictive covenant agreement with the Company, for a purchase price per share equal to the lesser of (i) the Fair Market Value as of the date specified in the Subscription Agreement, (ii) such Participant's per share purchase price and (iii) $0.10 if such termination for Cause was based on actions by the Participant that had or are reasonably likely to have a significant financial impact on the Company or involved theft from the Company or such Participant violated any restrictive covenant agreement with the Company. The Board may provide in a Subscription Agreement that following one or more specified circumstances of termination of employment, a Participant may require the Company to repurchase such Participant's Common Shares, at such time and at a purchase price per share equal to the Fair Market Value as of the date specified in the Subscription Agreement.

          (b) Limit on Repurchases. Any repurchase right or obligation shall be subject to the Company having the ability to do so under the terms of its financing agreements.

                                   Article VII
                                Change in Control

     Section 7.1 Accelerated Vesting and Payment. Except as otherwise provided in this Article VII, and unless otherwise provided in the Award Agreement, upon a Change in Control each time-based Option and each performance-based Option shall be cancelled in exchange for a payment in an amount or with a value equal to the excess, if any, of (i) the Change in Control Price multiplied by the aggregate number of shares covered by all such time-based Options and the then-vested performance-based Options over (ii) the exercise price for such Options.

     Section 7.2 Alternative Options. No cancellation or other payment shall occur with respect to any Option if the Board reasonably determines in good faith, prior to the occurrence of a Change in Control, that such Option shall be honored or assumed, or new rights substituted therefor following the Change in Control (such honored, assumed or substituted award, an "Alternative Award"), provided that any Alternative Award must:

          (a) give the Participant who held such Option rights and entitlements substantially equivalent to or better than the rights and terms


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     applicable under such Option, including, but not limited to, an identical or better exercise and vesting schedule, identical or better timing and methods of payment and, if the Alternative Award or the securities underlying it are not publicly-traded, identical or better rights following a termination of employment to require the Company or the acquiror in such Change in Control to repurchase the Alternative Award or securities underlying such Alternative Award; and

          (b) have terms such that if, within two years following a Change in Control, a Participant's employment is involuntarily or constructively terminated (other than for Cause), such Alternative Award shall immediately vest in full and such Participant shall receive a cash payment equal to the excess (if any) of the fair market value of the stock subject to the Alternative Award on the date of surrender over the price that such Participant would be required to pay to exercise such Alternative Award or shall have an immediate right to exercise such Alternative Award and receive shares that are then publicly-traded.

     Section 7.3 Limitation of Benefits. If, whether as a result of accelerated vesting, the grant of an Alternative Award or otherwise, a Participant would receive any payment, deemed payment or other benefit as a result of the operation of Section 7.1 or Section 7.2 that, together with any other payment, deemed payment or other benefit a Participant may receive under any other plan, program, policy or arrangement, would constitute an "excess parachute payment" under section 280G of the Code, then, notwithstanding anything in this Plan to the contrary, the payments, deemed payments or other benefits such Participant would otherwise receive under Section 7.1 or Section 7.2 shall be reduced to the extent necessary to eliminate any such excess parachute payment and such Participant shall have no further rights or claims with respect thereto. If the preceding sentence would result in a reduction of the payments, deemed payments or other benefits a Participant would otherwise receive in more than an immaterial amount, the Company will submit such reduced payments or other benefits for approval of the Company's shareholders in the manner provided for in section 280G(b)(5) of the Code and the regulations thereunder (if the Company is eligible to do so), so that such payments would not be treated as "parachute payments" for these purposes (and therefore would cease to be subject to reduction pursuant to this Section 7.3).


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                                  Article VIII
                              Director Share Awards

     The Board may provide for the grant of Director Share Awards to Eligible Directors (or categories or classes of Eligible Directors) on such terms as the Board shall determine from time to time, including as part of the retainer or other fees payable to an Eligible Director, or as part of an arrangement that permits the deferral of payment of such fees, on a mandatory or elective basis, into the right to receive Common Shares and distributions thereon in the future or a cash payment measured by reference to the value therof.

                                   Article IX
          Authority to Vary Terms or Establish Local Jurisdiction Plans

     The Board may vary the terms of Awards under the Plan, or establish sub-plans under this Plan to authorize the grant of awards that have additional or different terms or features from those otherwise provided for in the Plan, if and to the extent the Board determines necessary or appropriate to permit the grant of awards that are best suited to further the purposes of the Plan and to comply with applicable securities laws in a particular jurisdiction or provide terms appropriately suited for Employees in such jurisdiction in light of the tax laws of such jurisdiction while being as consistent as otherwise possible with the terms of Awards under the Plan; provided that this Article IX shall not be deemed to authorize any increase in the number of Common Shares available for issuance under the Plan set forth in Section 3.1.

                                    Article X
              Amendment, Modification, and Termination of the Plan

     The Board may terminate or suspend the Plan at any time, and may amend or modify the Plan from time to time. No amendment, modification, termination or suspension of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan without the consent of the Participant holding such Award or the consent of a majority of Participants holding similar Awards (such majority to be determined based on the number of shares covered by such Awards). Shareholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board.


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                                   Article XI
                                   Definitions

     Section 11.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person; provided that a director, member of management or other Employee of the Company or any of its Subsidiaries shall not be deemed to be an Affiliate of the Investors. For these purposes, "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person by reason of ownership of voting securities, by contract or otherwise.

          "Alternative Award" has the meaning given in Section 7.2.

          "Award" shall mean an Option, Director Share Award or an offer and sale of Common Shares pursuant to Article IV, in each case granted pursuant to the terms of the Plan.

          "Award Agreement" means a Subscription Agreement, an Option Agreement or any other agreement evidencing an Award.

          "Board" means the Board of Directors of the Company.

          "Cause" means, unless otherwise provided in the Award Agreement, any of the following: (1) the failure of the Participant to implement or adhere to material policies, practices, or directives of the Company, including of the Board; (2) conduct of a fraudulent and/or criminal nature; (3) any action of the Participant outside the scope of his employment duties that results in material financial harm to the Company, or (4) conduct that is in violation of any provision of any agreement between the Company or any of its affiliates and the Participant (including any noncompetition, noninterference, nonsolicitation or confidentiality agreement). A termination for Cause shall be deemed to include a determination following a Participant's termination of employment for any reason that the circumstances existing prior to such termination for the Company or one of its Subsidiaries to have terminated such Participants employment for Cause.


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          "Change in Control" means the first to occur of the following events after the Effective Date:

               (i) the acquisition by any person, entity or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of 50% or more of the combined voting power of the Company's then outstanding voting securities, other than any such acquisition by the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, or by the Investors, or any Affiliates of any of the foregoing;

               (ii) the merger, consolidation or other similar transaction involving the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger, consolidation, or other similar transaction do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

               (iii) within any 24-month period, the persons who were directors of the Company at the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board, provided that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (iii); or

               (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company.

     Notwithstanding the foregoing, a Public Offering shall not constitute a Change in Control.


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          "Change in Control Price" means the price per Common Share offered in conjunction with any transaction resulting in a Change in Control. If any part of the offered price is payable other than in cash, the Change in Control price shall be determined in good faith by the Board as constituted immediately prior to the Change in Control.

          "Code" means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

          "Common Shares" means the Common Stock, par value U.S. $.01 per share, of the Company.

          "Company" means Atlas Copco North America Inc. (to be renamed RSC Holdings Inc.), a Delaware corporation, and any successor thereto.

          "Compensation Committee" means the Compensation Committee of the Board of Directors of the Company.

          "Director Share Award" means an award pursuant to Article VIII to an Eligible Director of Common Shares, a right to receive Common Shares or a payment measured by reference thereto and distributions thereon.

          "Disability" means, unless otherwise provided in an Award Agreement, a Participant's long-term disability within the meaning of the long-term disability insurance plan or program of the Company or any Subsidiary then covering the Participant, or in the absence of such a plan or program, as determined by the Board. The Board's reasoned and good faith judgment of Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by the Participant or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Board.

          "Effective Date" has the meaning given in Section 12.12.

          "Eligible Director" means a member of the Board other than an employee or officer of the Company or any of its Subsidiaries.

          "Employee" means any executive, officer or other employee of the Company or any Subsidiary.

          "Fair Market Value" means, as of any date of determination prior to a Public Offering, the per share fair market value on such date of a share of Common Shares as determined in good faith by the Board. In making a


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     determination of Fair Market Value, the Board shall give due consideration to such factors as it deems appropriate, including, but not limited to, the earnings and other financial and operating information of the Company in recent periods, the potential value of the Company as a whole, the future prospects of the Company and the industries in which it competes, the history and management of the Company, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company, and any recent valuation of the Common Shares that shall have been performed by an independent valuation firm (although nothing herein shall obligate the Board to obtain any such independent valuation). The determination of Fair Market Value will not give effect to any restrictions on transfer of the Common Shares or take into account any control premium, but shall be determined taking into account the fact that such shares would represent a minority interest in the Company and are illiquid. Following a Public Offering, "Fair Market Value" shall mean, as of any date of determination, the closing market price of the underlying security on such date per share of Common Shares as reported on the principal stock exchange on which the shares of Common Shares are then listed.

          "Investors" means collectively (i) Ripplewood Partners II, L.P., Oak Hill Capital Partners II, L.P., and Oak Hill Capital Management Partners II, L.P (ii) any Affiliate of any thereof, including any investment fund or vehicle managed, sponsored or advised by any thereof, and (iii) any successor in interest to any thereof.

          "Option" means the right granted pursuant to the Plan to purchase one Common Share.

          "Option Agreement" means an agreement between the Company and a Participant embodying the terms of any Options granted pursuant to the Plan and in the form approved by the Board from time to time for such purpose.

          "Participant" means any Employee or Eligible Director who is granted an Award.

          "Person" means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.


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          "Plan" means this Atlas Copco North America Inc. (to be renamed RSC
     Holdings Inc.) Stock Incentive Plan.

          "Public Offering" means the first day as of which (i) sales of Common Shares are made to the public pursuant to an underwritten public offering of the Common Shares led by one or more underwriters at least one of which is an underwriter of nationally recognized standing or (ii) the Board has determined that shares of the Common Shares otherwise have become publicly-traded for this purpose.

          "Special Termination" means a termination by reason of the Participant's death or Disability.

          "Subscription Agreement" means a stock subscription agreement between the Company and a Participant embodying the terms of any stock purchase made pursuant to the Plan and in the form approved by the Board from time to time for such purpose.

          "Subsidiary" means any corporation, limited liability company or other entity, a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

     Section 11.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                   Article XII
                            Miscellaneous Provisions

     Section 12.1 Nontransferability of Awards. Except as otherwise provided herein or as the Board may permit on such terms as it shall determine, no Awards granted under the Plan may be sold, transferred, pledged, assigned, hedged, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant's life-time by such Participant only (or, in the event of the Participant's Disability, such Participant's legal representative). Following a Participant's death, all rights with respect to Awards that were outstanding at the time of such Participant's death and have not terminated shall be exercised by his designated beneficiary or by his estate in the absence of a designated beneficiary.


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     Section 12.2 Tax Withholding. The Company or the Subsidiary employing a
Participant shall have the power to withhold up to the minimum statutory requirement, or to require such Participant to remit to the Company or such Subsidiary, an amount sufficient to satisfy all U.S. federal, state, local and any non-U.S. withholding tax or other governmental tax, charge or fee requirements in respect of any Award granted under the Plan.

     Section 12.3 Beneficiary Designation. Pursuant to such rules and procedures as the Board may from time to time establish, a Participant may name a beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan is to be exercised in case of such Participant's death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his lifetime.

     Section 12.4 Delivery of Financial Statements to Participants. Each year the Company will provide the Company's annual financial statements to the Participants.

     Section 12.5 Limitation on Number of Outstanding Options. At no time shall the total number of shares of Common Shares issuable upon exercise of all outstanding Options and the total number of shares of Common Shares provided for under any bonus or similar plan or agreement of the Company exceed 30%, as calculated in accordance with the conditions and exclusions of California Code of Regulations, Title 10, Ch. 3, Section 260.140.45, of the securities outstanding at the time the calculation is made.

     Section 12.6 No Guarantee of Employment or Participation. Nothing in the Plan or in any agreement granted hereunder shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or retention at any time, or confer upon any Participant any right to continue in the employ or retention of the Company or any Subsidiary. No Employee or Eligible Director shall have a right to be selected as a Participant or, having been so selected, to receive any Awards.

     Section 12.7 No Limitation on Compensation; No Impact on Benefits. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish other plans or to pay compensation to its Employees or Eligible Directors, in cash or property, in a manner that is not expressly authorized under the Plan. Except as may otherwise be specifically and unequivocally stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a


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Participant's rights under any such plan, policy or program. The selection of an
Employee as a Participant shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other award or incentive plan.

     Section 12.8 No Voting Rights. Except as otherwise required by law, no Participant holding any Awards granted under the Plan shall have any right in respect of such Awards to vote on any matter submitted to the Company's stockholders until such time as the shares of Common Shares underlying such Awards have been issued, and then, subject to the voting restrictions contained in the Subscription Agreement.

     Section 12.9 Requirements of Law. The granting of Awards and the issuance of shares of Common Shares pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Awards shall be granted under the Plan, and no Common Shares shall be issued under the Plan, if such grant or issuance would result in a violation of applicable law, including U.S. federal securities laws and any applicable state or non-U.S. securities laws.

     Section 12.10 Freedom of Action. Nothing in the Plan or any Award Agreement evidencing an Award shall be construed as limiting or preventing the Company or any Subsidiary from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming by or through a Participant) shall have any right relating to the diminishment in the value of any Award as a result of any such action.

     Section 12.11 Unfunded Plan; Plan Not Subject to ERISA. The plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company. The Plan is not intended to be subject to the Employee Retirement Income and Security Act of 1974, as amended.

     Section 12.12 Term of Plan. The Plan shall be effective as of [December 1, 2006] (the "Effective Date") and shall continue in effect, unless sooner terminated pursuant to Article X, until the tenth anniversary of such date. The provisions of the Plan shall continue thereafter to govern all outstanding Awards.

     Section 12.13 Governing Law. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.


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